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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use in this Amendment No. 3 to Registration Statement No. 333-164821 on Form S-1 of our report dated July 7, 2010 relating to the consolidated financial statements of GameFly, Inc. and its subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of a new accounting pronouncement and a change in accounting method) appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
August 12, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM